Exhibit 1(iii) under Form N1-A
                                       Exhibit 3(a) under Item 601/Reg. S-K


                           INSURANCE MANAGEMENT SERIES


                                 Amendment No. 4
                              DECLARATION OF TRUST
                   Amended and Restated as of December 7, 1993


      THIS Declaration of Trust is amended as follows:

      Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

            "Section 5.  Establishment and Designation of Series or Class.

               Without limiting the authority of the Trustees set forth in
            Article XII, Section 8, INTER ALIA, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

              Corporate Bond Fund
              Equity Growth and Income Fund
              International Stock Fund
              Prime Money Fund
              U.S. Government Bond Fund
              Utility Fund"

      The undersigned Assistant Secretary of Insurance Management Series hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 1st day of March, 1995.

      WITNESS the due execution hereof this 15th day of March, 1995.


                                                /s/ G. Andrew Bonnewell
                                                G. Andrew Bonnewell
                                                Assistant Secretary